State of Delaware
Secretary of State
Division of Corporations
Delivered 12:24 PM 12/03/2010
FILED 12:24 PM 12/03/2010
SRV 101145192 - 3667463 FILE

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF FORMATION

OF

RRI ENERGY CORPORATE SERVICES, LLC

Pursuant to Section 18-202 of the
Delaware Limited Liability Company Act

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1. The name of the limited liability company is RRI Energy Corporate Services, LLC (the "Company").

2. The Certificate of Formation of the Company is hereby amended to change the name of the Company to GenOn Energy Services, LLC.

3. Accordingly, Article 1. of the Certificate of Formation shall, as amended, read as follows:

> "1. The name of the limited liability company is GenOn Energy Services, LLC."

IN WITNESS WHEREOF, the undersigned authorized person has executed this Certificate of Amendment this 3rd day of December, 2010.

RRI ENERGY CORPORATE SERVICES, LLC

By: [signature]
Name: Allison Cunningham
Title: Authorized Person

State of Delaware
Secretary of State
Division of Corporations
Delivered 09:55 AM 05/01/2009
FILED 08:44 AM 05/01/2009
SRV 090418005 - 3667463 FILE

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT

1. Name of Limited Liability Company: Reliant Energy Corporate Services, LLC

2. The Certificate of Formation of the limited liability company is hereby amended as follows:
The name of the limited liability company is RRI Energy Corporate Services, LLC

3. The effective date and time of this filing is May 2, 2009, 12:01 A.M. EST.

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 22nd day of April, A.D. 2009.

By: [signature]
Authorized Person(s)

Name: Allison B. Cunningham
Print or Type

State of Delaware
Secretary of State
Division of Corporations
Delivered 07:34 PM 06/06/2003
FILED 07:32 PM 06/06/2003
SRV 030376875 – 3667463 FILE

STATE *of* DELAWARE
LIMITED LIABILITY COMPANY
CERTIFICATE *of* FORMATION

- **First:** The name of the limited liability company is Reliant Energy Corporate Services, LLC.
- **Second:** The address of its registered office in the State of Delaware is 2711 Centerville Road Suite 400 in the City of Wilmington, DE 19808.

  The name of its Registered agent at such address is Corporation Service Company.
- **Third:** *(Use this paragraph only if the company is to have a specific effective date of dissolution.)* "The latest date on which the limited liability company is to dissolve is N/A."
- **Fourth:** *(Insert any other matters the members determine to include herein.)*

  N/A

In Witness Whereof, the undersigned have executed this Certificate of Formation of Reliant Energy Corporate Services LLC this 6th day of June, 2003.

BY: Wendi S. Zerwas
Authorized Person(s)

NAME: Wendi S. Zerwas
Type or Print